Exhibit 32.1

CERTIFICATION

The undersigned officer of Abitibi-Consolidated Inc. (the "Company"), does hereby certify that to the best of my knowledge:

1. the Report on Form 6-K of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 25, 2006

(s) JOHN W. WEAVER
John W. Weaver
President and Chief Executive Officer